AMENDMENT   NO.   1  dated   as  of
                                             September   15,  1997  between  CFP
                                             HOLDINGS,    INC.,    a    Delaware
                                             corporation  (the  "Company"),  and
                                             DAVID COHEN (the "Executive").


         The Company and the Executive are parties to an Employment Agreement dated as of December 31, 1996 (the "Employment Agreement") and desire to enter into this Amendment No. 1 (the "Amendment") to the Employment Agreement to memorialize their agreement to amend certain provisions of the Employment Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree:

         A. Effective as of September 15, 1997, the Employment Agreement is amended as fo1lows;

         1. Section 2 ("Term") of the Employment Agreement is hereby amended by deleting the reference to "third" in subsection (a) thereof and inserting in its place "fifth".

         2. Section 3 ("Duties") of the Employment Agreement is hereby amended by deleting the first sentence in subsection (a) thereof and inserting in its place the following:

                  During the Employment Period, the Executive shal1 be employed as the Vice Chairman of Quality Foods and shall at all times report directly to Robert Gioia ("Gioia") or, if Gioia shall cease to serve as Chairman, President or Chief Executive Officer of the Company or Quality Foods, the Executive shall report directly to the President of the Parent (as hereinafter defined). The Executive shall perform such duties as are consistent with the position of Vice Chairman, but shall have such other titles

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                  and duties  (including  with respect to  affiliates of Quality
                  Foods) consistent with the status of a senior level executive of the Company, as the Board of Directors of the Company (the "Board") shall in its discretion designate.

         3. Section 4 ("Time to be Devoted to Employment") of the Employment Agreement is hereby amended by deleting the first sentence thereof and inserting in its place the following;

                  During the Employment Period, the Executive shall devote not less than two nor more than three full days of his working time, attention and energies to the business of the Company and its subsidiaries (except for vacations to which he is entitled pursuant to Section 6(b) and except for illness or incapacity).

         4. Section 5 ("Compensation; Bonus") of the Employment Agreement is hereby amended by:

         (a) deleting the reference to "$240,000" in subsection (a) thereof and inserting in its place "$125,000";

         (b) deleting subsections (c), (d) and (e) thereof and inserting in their place the following:

                  (c) In addition to the Base Salary, in respect of each of the 1998 through 2001 fiscal years (each, a "Bonus Year"), the Company shall award the Executive cash bonus (the "Annual Cash Bonus") of up to 100% of the Executive's Base Salary, depending upon the achievement of milestones (the "Annual Milestones") established (and assigned point values) by the Board on a yearly basis in advance of the relevant year, according to the following schedule:

                    Annual Milestones           Cash Bonus as %
                     Point  Total               of Base  Salary
                    -----------------           ---------------
                     less than 80                        0%
                          80                            30%
                          85                            35%

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                          90                            40%
                          95                            45%
                         100                            50%
                         105                            62.5%
                         110                            75%
                         115                            87.5%
                         120                           100%

         ;provided, however, that in each Bonus Year (as long as the Employee has been continuously employed throughout such year), the Executive shall be entitled to a cash bonus in the amount of at least $50,000 (the "Minimum Annual Bonus"), except that in the event this Agreement expires upon the Scheduled Termination Date without being renewed, the Executive shall be entitled to a pro rata share of such amount for the period the Executive was actually employed during the 2001 Bonus Year. The Annual Milestones and related point values for the 1998 Bonus Year shall be as set forth on Schedule I attached hereto.

         ; (c) amending subsection (h) by deleting the first sentence thereof and inserting in its place the following:

         Upon the Commencement Date, the Company's parent, CFP Group, Inc., a Delaware corporation (the "Parent"), shall grant the Executive options to purchase Class B Nonvoting Common Stock, $.01 par value (the "Class B Nonvoting Stock"), of the Parent representing up to 1.07% (determined on the Commencement Date on a fully diluted basis) of the issued and outstanding Common Stock, $.0l par value, of the Parent.

         ; and (d) relettering subsections (f), (g) and (h) as (d), (e) and (f), respectively.

         5. Section 10A ("Renewal of Agreement") of the Employment Agreement is hereby amended by deleting the reference to "second" in the first sentence thereof and inserting in its place "fourth".

         6. Section 11 ("Effect of Termination") of the Employment Agreement is hereby amended by:

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         (a)  deleting  the  reference  to  "Section  5(f)"  in  clause  (ii) of subsection (a) thereof and inserting in its place "Section 5(d)";

         (b) deleting clause (iii) of subsection (c) thereof and inserting in its place "to receive the pro rata portion (based upon the number of periods elapsed in the fiscal year up to the Termination Date) of the Minimum Annual Bonus and"; and

         (c) deleting the last two sentences of subsection (c) thereof.

         B. Except as specified herein, each provision of the Employment Agreement shall remain in full force and effect.


                            *       *       *      *

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

        IN WITNESS  WHEREOF the parties have duly executed this  Amendment No. 1 as of the date first above written.

                                        CFP HOLDINGS, INC.

                                        By: /s/ James A. Long
                                            --------------------------
                                            Name:
                                            Title:

                                               /s/ David Cohen
                                        ------------------------------
                                                  David Cohen